Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements:

•      No. 333-189842 on Form S-3

•      No. 333-194035 on Form S-3

•      No. 333-198276 on Form S-3

•      No. 333-185068 on Form S-8

of our report dated November 5, 2014 (December 24, 2014 as to Note 12), relating to the combined financial statements of the Businesses Associated with TransMontaigne Inc. Acquired by NGL Energy Partners LP as of and for the years ended December 31, 2013 and 2012, appearing in this Current Report on Form 8-K/A Amendment No. 2 of NGL Energy Partners LP.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
January 26, 2015